      As filed with the Securities and Exchange Commission on May 10, 1996

                                        Registration No. 33-55550

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                THE TORO COMPANY
               (Exact name of issuer as specified in its charter)

                     Delaware                      41-0580470
          (State or other jurisdiction          (I.R.S. Employer
       of incorporation or organization)      Identification Number)

                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
               (Address of principal executive offices) (Zip Code)

                               -------------------

                                THE TORO COMPANY
                            1992 DIRECTORS STOCK PLAN
                            (Full title of the plan)

                          J. Lawrence McIntyre, Esquire
                  Vice President, Secretary and General Counsel
                                The Toro Company
                            8111 Lyndale Avenue South
                          Bloomington, Minnesota 55420
                        Telephone number : (612) 888-8801
            (Name, address and telephone number of agent for service)


                                    Copy to:

                                 Helen P. Starr
                                 Attorney at Law
                             6010 33rd Street, N.W.
                          Washington, D.C. 20015-1606


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                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
  Title of              Amount to         Proposed    Proposed    Amount of
securities to         be registered       maximum     maximum   registration fee
be registered                             offering    aggregate
                                          price per   offering
                                          share       price
- -------------------------------------------------------------------------------

Common Stock,         40,000 shares(b)    $31.75(c)   $1,270,000(c)   $438(d)
par value $1.00 per
share (a)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(a)  Each share of Common Stock has attached thereto one Preferred Share
     Purchase Right. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(b) An indeterminate number of shares will be issued from time to time to participants in the Plan.

(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) on the basis of the average of the high and low prices on the New York Stock Exchange on May 7, 1996 as reported in THE WALL STREET JOURNAL.

(d)  Restricted fee to be applied to account number 737758.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


INCORPORATION BY REFERENCE

     This Amendment No. 1 relates to Registrant's Registration Statement on Form S-8 (No. 33-55550), filed with the Securities and Exchange Commission on December 8, 1992. Under that Registration Statement, Registrant registered 25,000 shares of Common Stock for issuance in connection with The Toro Company 1992 Directors Stock Plan (the "Plan"). This Amendment No. 1 increases to 65,000 shares the total number of shares registered for issuance under the Plan.


     The contents of Registrant's Registration Statement on Form S-8 (No. 33-55550) are incorporated by reference in this Amendment No. 1.

AMENDMENT TO INCREASE SHARES AND PROVIDE FOR STOCK OPTION GRANTS

     On March 12, 1996, the stockholders of Registrant approved amendments to the Plan to increase the number of shares of Common Stock that may be issued under the Plan from 25,000 to 65,000, subject to adjustment to reflect changes in the corporate or capital structure of Registrant, and to provide for the annual award of stock options to nonemployee directors of Registrant.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION

23        Consent of KPMG Peat Marwick LLP.

99        Additional Exhibits:

          The Toro Company 1992 Directors Stock Plan, as amended and restated (incorporated by reference to Registrant's Schedule 14A, Proxy Statement, Exhibit D, with respect to its 1996 Annual Meeting of Stockholders, File No. 1-8649).

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 10th day of May, 1996.


                         THE TORO COMPANY
                         (Registrant)


                         By: J. LAWRENCE MCINTYRE
                             --------------------------------------
                             J. Lawrence McIntyre, Vice President,
                             Secretary and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                       TITLE                               DATE


KENDRICK B. MELROSE      Chairman, Chief Executive                  May 10, 1996
- -------------------      Officer, President and Director
Kendrick B. Melrose      (Principal Executive Officer)

        *                Vice President Finance                     May 10, 1996
- -------------------      and Chief Financial Officer
Gerald T. Knight         (Principal Financial Officer)


        *                Vice President and Controller              May 10, 1996
- -------------------      (Principal Accounting Officer)
Randy B. James


- -------------------      Director                                   May  , 1996
Ronald O. Baukol


- -------------------      Director                                   May   , 1996
Robert C. Buhrmaster


- -------------------      Director                                   May   , 1996
Janet K. Cooper

        *                Director                                   May 10, 1996
- -------------------
William W. George


        *                Director                                   May 10, 1996
- -------------------
Alex A. Meyer

        *                Director                                   May 10, 1996
- -------------------
Robert H. Nassau

        *                Director                                   May 10, 1996
- -------------------
Dale R. Olseth

        *                Director                                   May 10, 1996
- -------------------
Edwin H. Wingate



*   By  KENDRICK B. MELROSE
       ---------------------
        Kendrick B. Melrose
        ATTORNEY-IN-FACT
        May 10, 1996

                                  EXHIBIT LIST



EXHIBIT                                                CONSECUTIVELY
NUMBER    DESCRIPTION                                  NUMBERED PAGE

23        Consent of KPMG Peat Marwick LLP.

99        Additional Exhibits:

          The Toro Company 1992 Directors Stock Plan, as amended and restated (incorporated by reference to Registrant's Schedule 14A, Proxy Statement, Exhibit D, with respect to its 1996 Annual Meeting of Stockholders, File No. 1-8649).